Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number
20120629646-98
Filing Date and Time
09/13/2012 11:02 AM
Entity Number
E0793132006-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations
1. Name of corporation:
VLOV Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
140,000,000 shares of capital stock authorized, of which 40,000,000 shares are common stock, $0.00001 par value, and 100,000,000 shares are preferred stock, $0.00001 par value.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
113,333,334 shares of capital stock authorized, of which 13,333,334 shares are common stock, $0.00001 par value, and 100,000,000 shares are preferred stock, $0.00001 par value.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
1 for 3: each 3 issued and outstanding shares of common stock, $0.00001 par value, is converted into 1 share of common stock, par value $0.00001.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractional shares will be rounded up to the nearest whole share. The percentage of outstanding shares that will be affected thereby is less than 1%.

7. Effective date and time of filing: (optional)	Date:	10/12/2012	Time:	8:30 a.m. EST
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

Chief Executive Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This, form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split Revised: 8-31-11

Reset